EXHIBIT 23.1

i2 TECHNOLOGIES, INC.
CONSENT OF ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed registration statements, Reg. Nos. 333-03703, 333-27009, 333-28147, 333-53667, 333-85791, 333-31342, 333-96341, 333-36478, 333-40038, 333-43838, 333-49180, 333-59106 and 333-67868.

/s/	ARTHUR ANDERSEN LLP

Dallas, Texas
March 26, 2002

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